Exhibit 10.12(c)

Executive Officers of

The Scotts Miracle-Gro Company

who are parties to form of

Tier 1 Participation Agreement under

The Scotts Company LLC Executive Severance Plan

Name and Principal Position with The Scotts Miracle-Gro Company	Effective Date of Tier 1 Participation Agreement

Barry W. Sanders, President	November 5, 2011

Vincent C. Brockman, Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics & Compliance Officer	November 5, 2011

David C. Evans, Chief Financial Officer and Executive Vice President, Strategy and Business Development	November 5, 2011

Denise S. Stump, Executive Vice President, Global Human Resources	November 5, 2011

James R. Lyski, Executive Vice President, Chief Marketing Officer	November 5, 2011